Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Statements of ContraVir Pharmaceuticals Inc.

The following unaudited pro forma condensed combined financial information has been prepared to reflect adjustments to the financial condition and results of operations of ContraVir Pharmaceuticals, Inc. (the “Company” or “ContraVir”) to give the estimated effects of our acquisition of Ciclofilin Pharmaceuticals, Inc., a Delaware corporation (“Ciclofilin”).

On June 10, 2016, ContraVir acquired 100% of the issued and outstanding shares of common stock of Ciclofilin for total consideration of $3,820,000. Consideration for the acquisition consists of cash consideration of $500,000 and certain milestone payments (contingent consideration) valued at $3,320,000:

Milestone Event under the ContraVir Merger Agreement	Milestone Payment to Stockholders
Upon receipt of Phase I Positive Data from the Phase I trial of CPI-431-32 in humans

(1) Such number of validly issued, fully paid and non-assessable shares of Buyer Common Stock equal to 2.5% of the issued and outstanding Buyer Common Stock on the Closing Date and (2) $1,000,000 by wire transfer of immediately available funds.

Upon receipt of Phase II Positive Data from a proof of concept clinical trial (whether an HBV-positive Phase I clinical trial or a separate Phase II clinical trial, or otherwise) of CPI-431-32 in humans

(1) Such number of validly issued, fully paid and non-assessable shares of Buyer Common Stock equal to 7.5% of the issued and outstanding Buyer Common Stock on the Closing Date and (2) $3,000,000 by wire transfer of immediately available funds.

Upon initiation of a Phase III trial of CPI-431-32	$5,000,000
Upon the acceptance by the U.S. Food and Drug Administration of a new drug application for CPI-431-32	$8,000,000

The Merger has been accounted for as a business combination (in accordance with ASC 805 Business Combinations) and, as such, the Ciclofilin assets acquired and liabilities assumed have been recorded at their respective fair values as of the effective date of the merger. The determination of fair value for the identifiable tangible and intangible assets acquired and liabilities assumed requires extensive use of accounting estimates and judgments. Significant estimates and assumptions include, but are not limited to: determining the timing and estimated costs to complete the in-process research and development projects, projecting the likelihood and timing of obtaining regulatory approval, estimating future cash flows and determining the appropriate discount rate and the likelihood of successfully achieving the contingent consideration clinical and regulatory milestones. The estimated fair values of the assets acquired and liabilities assumed on the Merger date included in the Unaudited Pro Forma Condensed Combined Financial Statements (the “Statements”) are provisional.

As used herein, the terms “the Company,” “we,” and “our” refer to ContraVir Pharmaceuticals, Inc., and, where applicable, its consolidated subsidiaries. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2016 gives effect to the Merger as if it had occurred on that date and includes historical data as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Merger that are factually supportable. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended March 31, 2016 and the year ended June 30, 2015 give effect to the Merger as if it had been consummated on July 1, 2014, and include historical data as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Merger.

The pro forma adjustments reflecting the consummation of the Merger are based upon the acquisition method of accounting in accordance with U.S. generally accepted accounting principles and upon the assumptions set forth in the Notes included in this section. The Statements have been prepared based on available information, using estimates and assumptions that our management believes are reasonable. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are preliminary and have been made solely for purposes of developing this unaudited pro forma condensed combined financial information. The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the allocation of the purchase price to identifiable net assets acquired and of the excess purchase price to goodwill.

The pro forma adjustments are based on currently available information and upon assumptions that the Company believes are reasonable under the circumstances. A final determination of the allocation of the purchase price to the assets acquired and the liabilities assumed has not been made, therefore, the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ from the pro forma allocation included herein. Amounts preliminarily allocated to intangible assets and goodwill may change significantly, and amortization methods and useful lives may differ from the assumptions that have been used in this unaudited pro forma condensed combined financial information, any of which could result in a material change in depreciation and amortization expense.

The unaudited pro forma condensed combined statements of operations are provided for illustrative purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future combined results of operations or financial condition of the Company. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations for synergistic benefits and potential cost savings, if any, that may be realized through the consolidation of the two companies or the costs that may be incurred in integrating their operations.

The assumptions used and adjustments made in preparing the Statements are described in the Notes, which should be read in conjunction with the Statements. The Statements and related Notes contained herein should be read in conjunction with the Consolidated Financial Statements and related Notes included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 to be filed on or before September 30, 2016.

Contravir Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2016

	Historical Contravir	Historical Ciclofilin	Pro Forma Adjustments		Pro Forma Contravir Combined
ASSETS
Current assets:
Cash	$5,956,761	$6,157	$(500,000)	3a	$5,462,918
Tax receivable	—	5,405			5,405
Prepaid expenses	669,659	1,769	—		671,428
Total current assets	6,626,420	13,331	(500,000)		6,139,751
Property and equipment, net	71,920	15,634	—		87,554
In process research and development	—	—	3,190,000	3b	3,190,000
Goodwill	—	—	1,879,841	3c	1,879,841
Other assets	51,344	5,085	—		56,429
Total assets	$6,749,684	$34,050	$4,569,841		$11,353,575

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	$3,441,248	$233,921	$(233,921)	3a	$3,441,248
Accrued liabilities	847,430	18,477	(18,477)	3a	847,430
Current portion of capital lease obligations	—	14,271	—		14,271
Total current liabilities	4,288,678	266,669	(252,398)		4,302,949
Derivative financial instruments - warrants	1,165,677	—	—		1,165,677
Long-term portion of convertible notes payable		1,034,730	(1,034,730)	3a, 3f	—
Deferred tax liability	—	—	1,269,620	3e	1,269,620
Acquisition related contingent consideration	—	—	3,320,000	3d	3,320,000
Total liabilities	5,454,355	1,301,399	3,302,492		10,058,246
Stockholders’ Equity:
Series A convertible preferred stock	12,500,000	—	—		12,500,000
Series B convertible preferred stock	1,200,000	—	—		1,200,000
Common stock	2,731	2,000	(2,000)	3f	2,731
Additional paid-in capital	26,998,824	1,401,799	(1,401,799)	3f	26,998,824
Accumulated deficit	(39,406,226)	(2,736,147)	2,736,147	3f	(39,406,226)
Accumulated other comprehensive income	—	64,999	(64,999)	3f	—
Total stockholders’ equity	1,295,329	(1,267,349)	1,267,349		1,295,329
Total liabilities and stockholders’ equity	$6,749,684	$34,050	$4,569,841		$11,353,575

See accompanying notes to the unaudited pro forma condensed combined financial information

Contravir Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended March 31, 2016

	Historical Contravir	Historical Ciclofilin	Pro Forma Adjustments		Pro Forma Contravir Combined

Revenues	$—	$—	$—		$—
Operating Costs and Expenses:
Research and development	10,994,712	338,854	—		11,333,566
General and administrative	4,016,503	1,331,504			5,348,007
Loss from Operations	(15,011,215)	(1,670,358)	—		(16,681,573)
Other Income (Expense):
Interest expense	—	(54,393)	52,042	3g	(2,351)
Change in fair value of derivative financial instuments - warrants	3,218,846	—	—		3,218,846
Foreign exchange loss	—	(18,763)	—		(18,763)
Total Other Income (Expense)	3,218,846	(73,156)	52,042		3,197,732
Net loss	(11,792,369)	(1,743,514)	52,042		(13,483,841)
Series A and B converible preferred stock beneficial conversion feature accreted as a dividend	—	—	—		—
Net loss attributable to common stockholders	$(11,792,369)	$(1,743,514)	$52,042		$(13,483,841)

Net Loss per Common Share Basic and Diluted	$(0.46)				$(0.53)
Weighted Average Common Shares Outstanding Basis and Diluted	25,403,001				25,403,001

See the accompanying notes to the unaudited pro forma condensed combined financial information

Contravir Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended June 30, 2015

	Historical Contravir	Historical Ciclofilin	Pro Forma Adjustments		Pro Forma Contravir Combined

Revenues	$—	$113,786	$—		$113,786
Costs and Expenses:
Research and development	8,403,579	277,081	—		8,680,660
General and administrative	5,556,400	540,927	—		6,097,327
Loss from Operations	(13,959,979)	(704,222)	—		(14,664,201)
Other income (expense):
Interest expense	—	(49,156)	47,629	3g	(1,527)
Change in fair value of derivative financial instuments - warrants	(387,898)	—	—		(387,898)
Foreign exchange loss	—	(52,714)	—		(52,714)
Total Other Income (Expense)	(387,898)	(101,870)	47,629		(442,139)
Net loss	(14,347,877)	(806,092)	47,629		(15,106,340)
Series A and B converible preferred stock beneficial conversion feature accreted as a dividend	(7,844,643)	—	—		(7,844,643)
Net loss attributable to common stockholders	$(22,192,520)	$(806,092)	$47,629		$(22,950,983)

Net Loss per Common Share Basic and Diluted	$(1.02)				$(1.05)
Weighted Average Common Shares Outstanding Basis and Diluted	21,754,623				21,754,623

See the accompanying notes to the unaudited pro forma condensed combined financial information

CONTRAVIR PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of pro forma presentation

The unaudited pro forma condensed combined financial statements are based on ContraVir’s and Ciclofilin’s historical consolidated financial statements as adjusted to give effect to the acquisition of Ciclofilin. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended March 31, 2016 and the year ended June 30, 2015 give effect to the Ciclofilin acquisition as if it had occurred on July 1, 2014. The Unaudited Pro Forma Condensed Combined Balance sheet as of March 31, 2016 gives effect to the Ciclofilin acquisition as if it had occurred on March 31, 2016.

The Unaudited Pro Forma Condensed Combined Statements of Operations do not reflect the non-recurring expenses that we expect to incur in connection with the Ciclofilin transaction, including fees to investment bankers, attorneys, accountants and other professional advisors, and other transaction-related costs that will not be capitalized. Additionally, the Unaudited Pro Forma Condensed Combined Statements of Operations do not reflect the effects of any anticipated cost savings and any related non-recurring costs to achieve those cost savings. The Unaudited Pro Forma Condensed Combined Statements of Operations do not purport to represent our actual results of operations that would have occurred if the acquisitions had taken place on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

Note 2. Preliminary purchase price allocation

On June 10, 2016, ContraVir acquired Ciclofilin for total consideration of approximately $3,820,000, including contingent consideration with a preliminary fair value of $3,320,000. The Unaudited Pro Forma Condensed Combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Ciclofilin based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table summarizes the preliminary purchase price allocation as if the acquisition had occurred on March 31, 2016:

Cash	$6,157
Tax receivable and prepaid expenses	7,174
Property and equipment, net	15,634
Other assets	5,085
In-process research and development (“IPR&D”)	3,190,000
Total identifiable assets	3,224,050

Accounts payable and accrued expenses	—
Current portion of capital lease	14,271

Total liabilities assumed	14,271
Net identifiable assets acquired	3,209,779
Goodwill	1,879,841
Deferred income taxes arising from basis differences of tax aspects of IPR&D	(1,269,620)
Net assets acquired	$3,820,000

The above estimated fair values of assets acquired and liabilities assumed are provisional and are based on the information that was available to estimate the fair value of assets acquired and liabilities assumed. We believe that this information provides a reasonable basis for estimating the fair values but we are waiting for additional information necessary to finalize those amounts. Thus, the provisional measurements of fair value reflected are subject to change. Such changes could be significant. We expect to finalize our purchase price allocation as soon as practicable but no later than one year from the closing date of the Ciclofilin acquisition.

Note 3. Pro forma adjustments

a.

The cash consideration of $500,000 was used to pay off accounts payables and accrued expenses up to $300,000 as part of the transaction closing and to repay ContraVir $200,000 for a loan made in April 2016. No pro forma adjustment has been made for transaction costs incurred subsequent to March 31, 2016, as these amounts will be paid off upon closing of the transaction with the cash consideration of $500,000 and do not change the assumed liabilities of ContraVir at either March 31, 2016 or June 10, 2016.

b.

For the purpose of preparing the unaudited pro forma condensed combined financial information, the total purchase price is allocated to the Ciclofilin net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of June 10, 2016. The fair value of the in-process research and development asset was estimated as of the acquisition date resulting in a fair value of $3,190,000. The fair value of other assets and liabilities approximate their book value. The multiperiod excess earnings method was used to value the in-process research and development.

These provisional measurements of fair value reflected are subject to change. Such changes could be significant.

c.

Represents an adjustment to goodwill to reflect the balance that would have been recorded if the acquisition occurred on March 31, 2016. The Company preliminarily allocated the purchase price to the net tangible and intangible assets based upon their estimated fair values at the Merger date. The excess of the purchase price over the estimated fair values of the net tangible and intangible assets acquired has been recorded as goodwill at March 31, 2016 including deferred tax liabilities resulting from the tax attributes of the in-process research and development (see Note 3e).

d.

Reflects recognition of the estimated fair value of the contingent consideration payable with cash and issuance of ContraVir common stock upon achievement of certain future clinical and regulatory milestones, the achievement of which is uncertain. A discounted cash flow method was used to value the future milestone payments.

e.

There are no proforma adjustments to the statement of operations for amortization and depreciation since both in-process research and development and goodwill are not amortizable and there is no difference between the book and fair value of other assets and liabilities. Based on the preliminary fair value of identifiable in-process research and development acquired, the Company recorded a net deferred tax liability of $1,269,620 in the pro forma balance sheet as of March 31, 2016 using a combined federal and state statutory income tax rate of approximately 39.8%. Such deferred tax liability represents the basis difference of the in-process research and development for tax and book purposes. The in-process research and development asset acquired is an indefinite-lived intangible asset due to its current pre-clinical stage development, and in the opinion of management, there is no basis for realization of the related deferred tax liability. Therefore, the deferred tax liability recorded as part of the acquisition accounting is not expected to reverse in a period such to allow realization of the Company’s deferred tax assets that currently have a full valuation allowance.

f.

Represents an adjustment to eliminate Ciclofilin’s historical stockholders’ deficit. Prior to the acquisition transaction, convertible debt and related accrued interest of Ciclofilin was converted into shares of Ciclofilin common stock.

g.	Represents the elimination of interest expense associated with the convertible note payable held by Ciclofilin that was converted into shares of Ciclofilin common stock prior to the Merger.

Note 4. Items not included

The Unaudited Pro Forma Condensed Combined Statements of Operations do not include any expected cost savings or restructuring actions which may be achievable or which may occur subsequent to the Merger or the impact of any non-recurring activity, including Merger costs that were paid subsequent to June 10, 2016.